UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2025

Shepherd’s Finance, LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 333-224557

Delaware	36-4608739
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

13241 Bartram Park Blvd., Suite 2401, Jacksonville, Florida 32258

(Address of principal executive offices, including zip code)

(302) 752-2688

(Registrant’s telephone number, including area code)

None.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On May 30, 2025, Shepherd’s Finance, LLC (the “Registrant”), entered into a certain unit exchange agreement (the “Exchange Agreement”) by and among the Registrant and William Myrick (the “Holder”). Pursuant to the Exchange Agreement, Holder is the record holder and sole beneficial owner of 2,969.000 of the Registrant’s Class A common units (the “Common Units”) and effected an exchange of the Common Units for 2329.533 of the Registrant’s Series C Cumulative Preferred Units (the “Preferred Units”), with an effective date of April 1, 2025.

Pursuant to the Exchange Agreement, the Preferred Units shall have the rights and be subject to the obligations contained in the Second Amended and Restated Limited Liability Company Agreement of the Registrant, as amended (the “Operating Agreement”), including Designation of the Rights, Powers, Privileges, Restrictions, Qualifications, and Limitations of the Preferred Units contained in the Operating Agreement.

The exchange of Common Units for Preferred Units, as provided in the Exchange Agreement, did not involve any public offering, was made without general solicitation or advertising, and the Holder represented to the Registrant that he was an “accredited investor” as defined under the Securities Act of 1933 (the “Securities Act”), with access to all relevant information necessary to evaluate the exchange transaction.

The exchange of Common Units for Preferred Units was undertaken in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) or Section 3(a)(9) thereof.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 hereof related to the issuance of Preferred Units pursuant to the Exchange Agreement is incorporated by reference into this Item 3.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers..

The Registrant started helping select builder borrowers with their accounting several years ago, and has decided to expand that business, as a wholly owned LLC of the Registrant. On May 30, 2025, Catherine Leslie, the Chief Financial Officer of the Registrant, who has been doing both her CFO duties and leading that business, agreed to lead that business unit for the Registrant full time and advised the Registrant that she was resigning as the Registrant’s Chief Financial Officer, effective upon the date her successor, Ted Westwood, starts employment with the Registrant as described below. Ms. Leslie will serve as the Director of the accounting business division of the Registrant, responsible for overseeing the division that assists builders in their businesses and provides accounting services to builders, and managing a team of accounting staff in the division. Ms. Leslie’s move from Chief Financial Officer to Director of the new business unit is not the result of any disagreements or issues with the Registrant, its board of managers (the “Board”) or its management regarding any matters relating to the Registrant’s operations, policies or practices.

On May 30, 2025, the Board of the Registrant appointed Theodore Westwood as the Chief Financial Officer of the Registrant, effective as of June 2, 2025, to serve until his successor is duly designated, or until his earlier death, resignation, retirement, disqualification, or removal from office.

Theodore Westwood, age 50, has served most recently as the Corporate Controller in Nutting Company, a large privately owned holding company in the media and entertainment industry, from September 2024 to May 2025. Prior to his time at Nutting Company, he spent 14 years with FedEx, a Fortune 100 company, serving various accounting and finance roles, including Accounting Manager, Finance Manager and Project Manager, from May 2010 to September 2024. Mr. Westwood has served as the Director of Financial Reporting and Assistant Controller with 84 Lumber, a building material supplier to homebuilders from to May 2005 to May 2010. Mr. Westwood spent the first seven years of his career in public accounting with PricewaterhouseCoopers from October 2000 to May 2005 and with Reddinger & Associates from May 1998 to October 2000. In these roles, he directed and managed accounting and financial reporting, and financial planning and forecasting. Mr. Westwood holds a Bachelor of Science in Accounting from Robert Morris University.

In connection with Mr. Westwood’s appointment as Chief Financial Officer, the Board approved his compensation for the 2025 fiscal year, including an annual base salary of $185,000, certain bonus opportunities, with the actual bonus amount based on the achievement of individual and company goals, and certain employee benefits.

There are no family relationships between Mr. Westwood and any of the Registrant’s directors or other executive officers. Mr. Westwood is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01.	Other Events.

On May 30, 2025, the Registrant redeemed 251.10821 of the Preferred Units beneficially owned by the Registrant’s CEO and his wife, at a redemption price of $251,108.21.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Unit Exchange Agreement, dated May 30, 2025, by and between Shepherd’s Finance, LLC and William Myrick

104	Cover page interactive data file (embedded within the Inline XBRL document)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shepherd’s Finance, LLC

Date: June 5, 2025	By:	/s/ Daniel M. Wallach
Daniel M. Wallach
Chief Executive Officer and Manager